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                               KOALA CORPORATION                    EXHIBIT 3.2
                                    BYLAWS


                     ARTICLE I - MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. The annual meeting of the shareholders of the company shall be held at the office of the company, or at such other place within or without the State of Colorado as may be determined by the Board of Directors and as may be designated in the notice of such meeting. The meeting shall be held on the third Monday of May of each year for the election of directors and the transaction of such other business as may come before said meeting.

     Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the president, the Board of Directors, or the holders of not less than one-tenth (1/10) of the shares entitled to vote at the meeting.

     Section 3. Notice. Written or printed notice stating the place, day, and hour of the shareholders' annual meeting, and in case of a special meeting of the shareholders, the purpose or purposes for which such meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling such meeting, except that if the authorized capital stock is to be increased, at least thirty
(30) days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the company, with postage prepaid thereon.

     Section 4. Quorum. At all meetings of shareholders there shall be present, either in person or by proxy, shareholders owning a majority of the capital stock of the company in order to constitute a quorum.

     Section 5. Voting. At all annual and special meetings of shareholders, the right of any shareholder to vote shall be governed and determined as prescribed by the laws of Colorado. A majority of those shares entitled to vote and represented at the meeting, a quorum being present, shall be the act of the meeting.

     Section 6. Method of Voting. All voting shall be by voice, except that when requested by any shareholder present or represented by proxy, vote shall be had by ballot, each of which shall state the name of the shareholder voting and the number of shares owned by him, and if such ballot be by proxy, it shall also state the name of such proxy.

     Section 7. Place of Special Meetings. Special meetings of share-holders shall be held at the registered office of the company or at such other place within or without the State of Colorado as the Board of Directors may designate.
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                            ARTICLE II - DIRECTORS


     Section 1.     Election.

            (a)     The number of directors of this company shall be two (2).

            (b)     The directors shall be elected by ballot for the term of one
(1) year at the annual meeting of the shareholders, except as hereinafter provided for the filling of vacancies. The directors shall be chosen by plurality of the votes of the shareholders voting either in person or by proxy at such annual meeting.

     Section 2. Vacancies. Vacancies in the Board of Directors, including vacancies occurring by reason of an increase in the number of directors of the company, shall be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum, at any special meeting called for that purpose or any regular meeting of the Board.

     Section 3. Removal. Any director may be removed without or with cause at any time by the affirmative vote of a majority in interest of the holders of record of the stock of the company having voting power at a special meeting of the shareholders called for that purpose, and the vacancy in the Board caused by such removal may be filled by the shareholders at such meeting.

     Section 4. Rules and Regulations. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the affairs of the company as they may deem proper, not inconsistent, however, with these Bylaws.

     Section 5. Meetings. Regular meetings of the Board of Directors shall be held at such time, on such day, and at such hour as the Board shall, by resolution unanimous consent, from time to time establish. All meetings not held on regular meeting dates shall be considered special meetings. No notice of regular meetings of the Board of Directors shall be given. Special meetings may be held at any time at any place within or without the State of Colorado upon call by the president and, on the written request of any director, the secretary shall call a special meeting of the board. Written notice setting forth the time, place, and purpose of any special meeting of the directors shall be mailed at least four (4) days prior to the meeting to each director at his business address; or it shall be delivered or sent by telegram at least forty-eight (48)(48) hours prior to the meeting to the business address of each director, except that if given by personal delivery or telegram on a Saturday, Sunday, or holiday, it shall be delivered or sent to the residence address of each director.

     Section 6. Powers. The Board of Directors shall exercise all the powers of this company and shall do all lawful acts and things not by statute required to be done by the shareholders.

     Section 7. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the company. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of

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the business and affairs of the company and may authorize the seal of the company to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested.


                            ARTICLE III - OFFICERS

     Section 1. Appointment. The Board of Directors, immediately after the annual meeting, shall elect by a majority vote a chairman of the board, a president, one (1) or more vice presidents, a secretary, and a treasurer, all of whom shall serve for the term of one (1) year or until their successors are duly elected and qualified. Each of said offices may be held by anyone, irrespective of whether he is a member of the Board of Directors or a shareholder. Two (2) or more of the offices may be held by one (1) person, except the offices of president and secretary.

     Section 2. Removal. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the directors at any special meeting of the Board of Directors called for that purpose, and the vacancy created by such removal may be filled by the directors at such meeting.

     Section 3. Other Officers. The Board of Directors may select such other officer officers, employees, and agents as it deems necessary and shall prescribe the authorities and duties of such officers, employees, and agents.

     Section 4. Duties of Chairman of the Board. The chairman of the board shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and Board of Directors. Except when by law the signature of the president is required, the chairman shall possess the same power as the president to sign all certificates, contracts, and other instruments of the corporation which may be authorized by the Board of Directors. He shall direct, promote, and build up the business of the company and shall determine its business and financial policies and activities. He shall be directly responsible to the Board of Directors.

     Section 5. Duties of President. The president shall have such powers and be subject to such duties as are provided by law or as may be conferred upon him by vote or resolution of the Board of Directors. He shall be directly responsible to the Board of Directors. He shall be the general manager of the company, shall have and perform all duties and functions that are generally accepted and recognized as associated with the office of general manager, and shall make such reports to the Board of Directors and shareholders and perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

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     Section 6.     Duties of Vice President.  The vice president shall, in the absence or incapacity of the president, perform the duties of that office.

     Section 7. Duties of Secretary. The secretary shall have the custody of the company's seal and books of record, shall complete the minutes of all meetings of directors and shareholders, shall attend to the giving and serving of all notices of the company, and shall keep a stock ledger as required by law which shall be open for inspection.

     Section 8. Duties of Treasurer. The treasurer shall have the care and custody of all the funds and securities of the company and shall deposit the same in the name of the company in such bank or banks as the directors may designate. He shall keep full and accurate account of all receipts and expenditures. He shall give such bond for the faithful performance of his duties as the Board of Directors may require.


                          ARTICLE IV - CAPITAL STOCK

     Section 1. Subscriptions. Subscriptions to the capital stock must be paid to the treasurer at such time or times and in such installments as the Board of Directors may require.

     Section 2. Form of Certificates of Stock. The certificates of stock shall be represented by consecutively numbered certificates signed in the name of the company by its chairman or vice chairman of the board of directors or by the president or a vice president and by the treasurer or assistant treasurer or by the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. Any or all signatures of the company's officers on such certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid.

     Section 3. Transfers and Ownership. Transfers of shares of the capital stock of the corporation shall be made by the registered owner thereof or by his duly authorized attorney only on the books of the corporation maintained by the secretary of the corporation or by the transfer clerk or transfer agent appointed as provided in Section 4 of this Article of the Bylaws, and on surrender of the certificate or certificates for such shares properly endorsed and with all taxes thereon, if any, paid. The person in whose name shares of stock stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 4. Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents or transfer clerks and one (1) or more registrants and may require all certificates for shares to bear the signature or signatures of any of them. In the absence of such appointment, the secretary of the corporation shall serve as the transfer agent.

     Section 5.     Fixing Record Date.

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          (a)    In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, how-ever, that the Board of Directors may fix a new record date for the adjourned meeting.

          (b) If the stock transfer books are not closed and no record date is fixed, as provided in paragraph (a), for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring the dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.


                               ARTICLE V - SEAL

     The Seal of the corporation shall be in the form of a circle and shall bear the name of the corporation and the state of its incorporation.


                       ARTICLE VI - AMENDMENT OF BYLAWS

     These Bylaws may be amended at any regular or special meeting of the Board of Directors.


                        ARTICLE VII - WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of the articles of incorporation or bylaws of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

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              ARTICLE VIII - ACTION BY DIRECTORS OR SHAREHOLDERS
                               WITHOUT A MEETING

     Any action required to be taken at a meeting of the directors, executive committee or other committee of directors, or shareholders of the corporation, or any action which may be taken at a meeting of the directors, executive committee or other committee of directors, or shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, executive or other committee members, or shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the directors, executive or other committee members, or shareholders, as the case may be.


                           ARTICLE IX - FISCAL YEAR

     The fiscal year of the company shall be the calendar year.

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